ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the _____ day of ____________, 1996 (the "Effective Date"), by and among LASER STORM, INC., a Colorado corporation ("Buyer"), LASER STORM OF LONGMONT, INC., a Colorado corporation ("Longmont"), CBS HOMES, INC., a Colorado corporation ("CBS") and KEVIN J. BARKER, an individual ("Barker") (Longmont, CBS and Barker shall be collectively referred to as "Seller").

                                    RECITALS

         A. The Buyer designs, manufactures, operates and licenses to others to operate interactive "laser tag" games. The Seller and the Buyer currently are parties to a Sales Agreement dated November 20, 1995 ("Sales Agreement"), which includes licenses to use the Buyer's proprietary software. The Seller currently operates a laser tag game store (the "Store") at 700 Ken Pratt Boulevard, Suite 205, Longmont, Colorado 80501 ("Real Property"). Barker leases the Real Property under a Shopping Center Lease Agreement dated November 15, 1995 ("Lease") from Blackfox Parkway Associates, L.L.C., a Colorado limited liability company ("Lessor").

         B. First Bank ("the Bank") has made a loan in the principal amount of $49,500 ("Loan") to Barker. The Loan obligations have been guaranteed by the SBA and the Bank and the SBA hold a perfected security interest in all of the improvements and personal property located on the Real Property. The Bank and the SBA have agreed to release their security interest in the improvements and personal property for certain consideration to be paid to them by Barker at the Closing, as described below.

         C. The Seller owns the improvements, subject to the Lease, and the personal property located on the Real Property.

         D. The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller all of the improvements and personal property located on the Real Property and to purchase the Seller's leasehold interest in the Real Property in order to enable the Buyer to operate the Store, as defined below, all in accordance with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in consideration of the representations, warranties and covenants stated below, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                AGREEMENT TO SELL

         1.1. Acquired Assets. The Seller agrees to sell and, at the Closing, will transfer and deliver to the Buyer all of the improvements and personal property owned by the Seller and located on the Real Property, including but not limited to the following, hereinafter referred to as the "Purchased Assets":

               a. All right, title and interest of the Seller in and to the improvements located on the Real Property, including but not limited to, the Store located thereon, subject to all rights of the Lessor to such assets in accordance with the Lease and the Assignment and Assumption Agreement.

               b. All furniture, fixtures, appliances, equipment, computerized cash registers, and supplies owned by the Seller and on hand at the Store as of the date hereof, all as set forth on the Schedule of Equipment attached hereto as Exhibit B and made a part hereof by reference (collectively, the "Equipment");

               c. All inventory located at the Store on the date of closing and which shall be listed as the Schedule of Inventory at the time the inventory is taken and attached hereto as Exhibit C and made a part hereof (collectively, the "Inventory");

               d. All right, title and interest of the Seller in or under the Lease and Assignment and Assumption Agreement, a copy of which is attached as Exhibit D and made a part hereof; and

               e. All right, title and interest of the Seller in or under all contracts, agreements, instruments, certificates, permits and licenses which relate to the Equipment, Inventory or Store, as set forth on the Schedule of Contracts attached hereto as Exhibit E and made a part hereof by reference (collectively, the "Contracts").

         1.2. Encumbrances. Subject to the SBA and the Bank releasing their security interest in the Purchased Assets, all of the Purchased Assets shall be sold, conveyed, transferred and assigned by the Seller to the Buyer at the Closing free and clear of all liens and encumbrances, except for any and all rights of the Lessor to the improvements at the end of the Lease pursuant to the terms of the Lease and Assignment and Assumption Agreement.

         1.3. Liabilities Not Assumed. The Buyer shall not assume certain liabilities of Seller with regard to the Store, as set forth on the Schedule of Liabilities Not Assumed attached hereto as Exhibit F and made a part hereof by reference (collectively, the "Liabilities"). The Buyer shall not assume any other liabilities of the Seller, except as set forth in Exhibits B through E.

         1.4. No Other Assets  Transferred.  Other than the assets  described in
Section 1.1 and Exhibits B through E, no other assets of the Seller shall be sold or assigned, including but not limited to, all accounts receivable which arise prior to the Closing. In the event the Buyer receives payment on any accounts receivable which arose prior to the Closing, it shall within five days thereafter remit said payment to the Seller.

                                   ARTICLE 2.

                           PURCHASE AND PURCHASE PRICE

         2.1. Agreement of Purchase. The Buyer hereby purchases, upon the terms and subject to the conditions of this Agreement, the Purchased Assets as described in Article 1 above and will pay to the Seller the Purchase Price, as defined below, in the manner and upon the terms hereinafter set forth.

         2.2. Purchase Price. The total consideration ("Purchase Price") to be paid by Buyer to the Seller is $160,000, which shall include all of the Purchased Assets as defined in Section 1.1 above, including the cost of the Inventory as set forth on Exhibit C.

         2.3. Payment of Purchase Price. The Buyer shall pay the Purchase Price as follows:

               a. $160,000 payable in $30,000.00 cash at time of closing and 32,500 shares ("Shares") of the Buyer's $0.001 par value common stock issued to one of the parties which comprise the Seller, in the Seller's discretion, at the Closing. The Buyer shall cause a registration statement to be filed with the Securities and Exchange Commission ("Commission") for the purpose of registering the Shares under the Securities Act of 1933 as amended (the "Act") within 90 days of the Closing Date, as defined below and bear the actual costs and expenses, including attorney's fees, associated with the filing and prosecution of such registration statement. The date on which the registration statement is declared effective by the Commission shall be referred to hereinafter as the "Registration Date;" and,

               b. Seller will have ninety (90) days from the effective date of the registration statement ("Registration Date") to sell the Shares through and at the direction of Laidlaw Equities, Inc. On the 91st day from the Registration Date, so long as Seller has followed all direction or obtained the consent of Laidlaw Equities, Inc. as to the selling of said shares, a transaction will occur whereby Seller will receive from Buyer no less and no more than the balance of the purchase price of $130,000.00 in immediately available funds in one of the following manners:

                    1. If, by the end of business on the 90th day, all of the Shares have been sold at the direction and/or consent of Laidlaw Equities, Inc., for an amount less than $4.00 per Share ($130,000.00), then Buyer shall pay to Seller, in immediately available funds, the difference between $130,000.00 and the price for which all Shares were sold.

                    2. If a portion of the Shares have been sold at the direction and/or consent of Laidlaw Equities, Inc. and the amount received for said shares is less than $130,000.00, then Buyer shall pay to Seller the difference between the price received and $130,000.00 and Seller shall return all right, title and interest in all remaining shares to Buyer.

                    3. If, at the end of the business day on the 90th day from the Registration Date, Seller has sold all, or a portion of said shares, at the direction and/or consent of Laidlaw Equities, Inc., for a sum equal to or greater than $130,000.00, Buyer will have no obligation to purchase shares from Seller nor to pay Seller any additional cash. If Seller retains ownership of any Shares, said shares will remain the property of Seller.

                    4. Buyer's agreement to reimburse Seller for the difference between the price sold and $4.00 per Share is strictly contingent upon Seller accepting all direction from Laidlaw Equities, Inc. with respect to whether or not to sell the shares within the first ninety (90) days from the Registration Date. If Seller acts in contradiction to the direction of Laidlaw Equities, Inc. or without Laidlaw Equities, Inc.'s consent, Buyer is released from all further obligations under Section 2.3 of the Asset Purchase Agreement.

                    5. If the 90th or 91st day falls on a weekend or a holiday when the market is closed, the next business day in which the shares can be traded will be considered the 90th or 91st day.

         2.4. Loan. At the Closing, as defined below, the Buyer shall lend the Seller sufficient funds to pay the balance due ($46,380.13) under the Seller's Loan from the Bank. The Seller shall give the Buyer a promissory note, in the form attached hereto as Exhibit G for the amount loaned by the Buyer to the Seller at the Closing. The obligations evidenced by the promissory note from the Seller to the Buyer shall be secured by a first in priority security interest in the Shares and all proceeds from any sale of any amount of the shares will be first dedicated to retiring the loan until paid in full, as set forth in Exhibit H attached hereto.

         2.5. The Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, commencing at 10:00 A.M., local time, on July 23, 1996, or such other business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby as the parties may mutually determine (the "Closing Date").

         2.6. Deliveries at the Closing. At the Closing, the parties will deliver the following:

               a.   The Seller shall deliver to the Buyer:

                    i.   a Bill of Sale for all of the Purchased Assets;

                    ii.  Assignments  for  the  Lease  and  Contracts   properly
                         executed and acknowledged and Consents signed by the other parties thereto;

                    iii. such other  instruments of sale,  transfer,  conveyance and assignment as the Buyer reasonably may request; and

                    iv. a promissory note for the amount of the loan from the Buyer to the Seller and a Pledge and Security Agreement providing a first in priority security interest in the Shares to secure the obligations evidenced by such promissory note.

               b.   The Buyer shall deliver to the Seller:

                    i.   the Purchase Price as specified in Section 2.3 above;

                    ii.  An  Assignment   and   Assumption   Agreement  for  the
                         obligations of the Lease properly executed and acknowledged in such form as the Seller shall reasonably request; and

                    iii. funds  sufficient  to pay the  balance of the  Seller's loan from Bank.

                    iv. A check payable to Seller for the pro-rated portion of the July 1996 rent, beginning on the day of closing, July 23, 1996 for the lease at Suite 205, 700 Ken Pratt Boulevard, Longmont, Colorado 80501.

                       c. For this Asset Purchase Agreement to be binding and enforceable, the Seller must insure that the Bank and the SBA deliver to the Buyer evidence, satisfactory to Buyer, and its counsel, that all security interests held by the Bank and the SBA in the Purchased Assets have been removed.

                       d. The Seller shall deliver to the Bank and the SBA sufficient funds to pay the total amount of principal and interest due under the terms of the Seller's loan from the Bank.

                                   ARTICLE 3.

               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1. Representations, Warranties and Covenants of Seller. The Seller hereby represents, warrants and covenants to the Buyer that the statements contained in this Article 3, will be performed and will be correct and complete as of the Closing Date.

               a. Organization of Longmont and CBS. Laser Storm of Longmont, Inc. and CBS Homes, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado.

               b. Authorization of Transaction. Each Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except for (i) the assignment of the Lease, which requires the Lessor's consent, and (ii) the release of the SBA and the Bank's security interests in the Purchased Assets, the execution and delivery of which is pending and must be completed to Buyer's satisfaction.

               c. Title. The Seller has title to all of the Purchased Assets, subject only to the Lessor's rights to the improvements at the end of the Real Property Lease, and a perfected security interest in the Purchased Assets held jointly by the Bank and the SBA, the release of which is a condition precedent to the Buyer's obligations, as set forth in the Asset Purchase Agreement. The Seller has no knowledge of any other security interests or liens on the Purchased Assets. The Seller has no knowledge of any restriction on the transfer of the purchased Assets that would limit its right to transfer complete ownership in the Purchased Assets hereunder.

               d. Compliance With Law. The Seller has received no notice of any violation of any law, municipal ordinance or other governmental requirement affecting the Purchased Assets, and the Seller has no reason to believe that any authority contemplates issuing same, or that any violation exists.

               e.  Litigation.  Pending  against CBS Homes,  Inc.  and/or  Kevin
          Barker, individually, is a civil action in Boulder District Court relating to workmanship on a construction project. This claim is in no way related to the business of operating the subject laser tag game/store at Longmont, located at 700 Ken Pratt Boulevard, suite 205, Longmont, Colorado 80501, the Purchased Assets or this transaction. Seller shall indemnify and hold harmless buyer from any action or levy attempted on the Purchased Assets which are the subject of this Asset Purchase Agreement. No other litigation or proceeding is pending or threatened relating to the Seller or the Purchased Assets, or any part thereof.

               f. Latent Defects. Other than the structural damage to the grid system of the laser tag game facility, the Seller has no knowledge of any latent defects with respect to the Real Property.

               g. Payment of Taxes. The Seller and each of the entities and individuals comprising the Seller have, since November 20, 1995:

                    i. timely  filed all  returns,  schedules  and  declarations
               (including withholding and information returns) relating to all federal, state, local or foreign income, franchise, sales, use, excise, real and personal property, transfer, employment, social security, unemployment, withholding and other taxes, assessments, charges, fees or levies and any interest or penalties on any of the foregoing (collectively "Taxes"), required to be filed by any jurisdictions to which they are or have been subject, all of which Tax returns, schedules and declarations are complete, accurate and correct;

                    ii. paid in full all Taxes required to be paid in respect of the periods covered by such returns and made any deposits of Tax required by such taxing authorities;

                    iii. fully accrued on the Store's  financial  statements all
               Taxes for any prior period that are not yet due, the information set forth on such financial statements being accurate and correct; and

                    iv. made timely payments of the Taxes required to be deducted and withheld from the wages paid to their respective employees or contractors. The Seller has made available and will upon request deliver to the Buyer true and complete copies of all Tax returns of the Store and any individual or entity owning an interest in the Store and all Tax returns filed with any federal or state taxing authority since November 20, 1995. Since November 20, 1995, the Seller has not been delinquent in the payment of any tax and there are no pending or threatened tax audits, investigations or claims for or relating to any liability in respect of taxes.

               h. Labor Matters. There are no controversies pending between the Seller and any of its respective employees who work at the Store. There are no employment agreements between the Seller and any of its employees who work at the Store and no employee of the Seller who is employed at the Store is represented by any labor union.

               i. Environmental Matters. None of the entities or individuals comprising the Seller or any real property, previously or currently owned by any of them, has been or is in violation of, or liable for remediation costs or any other damages or penalties under any Environmental Law; and to the best knowledge of the Seller, there are no actions, suits, demands, notices, claims, investigations or proceedings under any Environmental Law pending or threatened against the Seller or relating to any real property previously or currently owned or occupied by the Seller. For purposes of this Agreement, "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, or agreement with any governmental entity related to (i) the protection, preservation or restoration of the environment and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as defined below). The term Environmental Law includes, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USC ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 USC ss.ss. 6901 et seq.; the Clean Air Act, as amended, 42 USC ss.ss. 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 USC ss.ss. 2151 et seq.; the Toxic Substances Control Act, as amended, 15 USC ss.ss. 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 USC ss.ss. 11001, et seq.; the Safe Drinking Water Act, 42 USC ss.ss. 300f, et seq.; all comparable state and local laws and any common law that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of or exposure to any hazardous substance. As used in this Agreement, "Hazardous Substance" means any substance presently or currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any environmental law, whether by type or by quantity, including all material containing any such substance as a component.

               j. Termination of Sales Agreement. CBS and/or Seller has agreed to terminate the Sales Agreement, dated November 20, 1995, including all licenses contained in the Schedules and Addenda attached thereto, but excluding the Nondisclosure Agreement attached thereto as Schedule E, which remains in effect according to its terms.

               k. Restricted Use of Laser Storm of Longmont, Inc. Seller recognizes the business interest that Laser Storm, Inc. has in the name of "Laser Storm." Thus, Seller, agrees to limit its use of the corporate entity "Laser Storm of Longmont, Inc." to the completion of business at the Longmont store. Any further use of the business entity, "Laser Storm of Longmont, Inc." will be by written permission of Laser Storm, Inc. either through a future Sales Agreement or other document expressly granting Seller the right to use said corporate entity.

               l. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Incorporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice that has not been given under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

         3.2. Securities Representations and Warranties. The party to whom the Shares are issued ("Party") hereby acknowledges, represents and warrants to, and agrees with, the Buyer as follows:

          a. The Party understands that the sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended ("Act"), by virtue of ss.ss. 4(2) and 4(6) of the Act and the provisions of Regulation D promul gated thereunder and, in accordance therewith and in furtherance thereof, the Party represents and warrants to and agrees with the Buyer as follows:

               i. The Party has received the Buyer's Prospectus dated April 23, 1996, relating to the Buyer's Units that were sold pursuant thereto (which document is herein referred to as the "Information Document") has carefully reviewed it and understands and has relied on the information contained therein relating to the Buyer and information otherwise provided to the Party in writing by the Buyer relating to this investment;

               ii. The Party understands that all documents, records and books pertaining to this investment (including, without limitation, the Information Document and the exhibits thereto) have been made available for inspection by the Party, the Party's attorney and/or ac countant;

               iii. The Party and/or the Party's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Buyer concerning the offering of the Shares and all such questions have been answered to the full satisfaction of the Party;

               iv. No oral or written representations have been made or oral or written information furnished to the Party or the Party's advisor(s) in connection with the offering of the Shares which were in any way inconsistent with the information relating to the Buyer in the Information Document;

               v. The  Party  is not  acquiring  the  Shares  as a result  of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the Party in connection with investments in securities generally;

               vi. If the Party is a natural person, the Party has reached the age of majority in the state in which the Party resides. The Party has adequate means of providing for the Party's current needs and personal contingencies, is able to bear the substantial economic risks of an invest ment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

               vii. The Party has or together with the Party's advisor(s) has such knowledge and experience in financial, tax and business matters so as to enable the Party to utilize the information made available to the Party in connection with the offering of the Shares in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

               viii. The Party is acquiring the Shares solely for the Party's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

               ix. The Party will not sell or otherwise transfer the Shares, without registration under the Act or an exemption therefrom and fully understands and agrees that the Party must bear the economic risk of the Party's acquisition of the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available;

               x. The Party understands that, except as described in this Agreement, the Buyer is under no obligation to register the Shares on the Party's behalf or to assist the Party in complying with any exemption from registration under the Act and even if the Shares are registered for resale in connection with the Buyer's covenant set forth in this Agreement, the Party agrees that the Party will not sell any of the Shares unless the Party sells them to or through Laidlaw Equities, Inc., 100 Wilshire Boulevard, Santa Monica, California 90401;

               xi. The Party understands that sales or transfers of the Shares are further restricted by certain state securities laws; and

               xii. The Party is an accredited investor because the undersigned is (check all that apply):

               (1) A natural person whose individual net worth, or joint net --- worth with his or her spouse, exceeds $1,000,000.

               (2) A natural person whose individual income was in excess of --- $200,000, or whose joint income with his or her spouse was in excess of $300,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

               (3) A bank, insurance company, registered investment com pany, --- business development company, small business investment company or employee benefit plan.

               (4) A savings and loan association, credit union, or similar --- financial institution, or a registered broker or dealer.

               (5) A private business development company.
          ---
               (6) An organization described in Section 501(c)(3) of the --- Internal Revenue Code with assets in excess of $5,000,000.

               (7) A corporation, Massachusetts or similar business trust, or --- partnership with assets in excess of $5,000,000.

               (8) A trust with assets in excess of $5,000,000.
          ---

               (9) A director or executive officer of the Company.
          ---
               (10) An entity in which all of the equity owners are accredited --- investors as set forth above.

               (11) A revocable trust, such as an IRA, of which the settlor is --- an accredited investor as set forth above.

                       b. The Party recognizes that the Buyer has a limited financial and operating history, and that his acquisition of the Shares involves some risks, including those set forth under the caption "Risk Factors" in the Information Document.

                       c. If the Party is a corporation, partnership, trust or other entity, it is authorized and qualified to invest in the Shares offered by the Buyer, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and appropriate documentation is attached hereto verifying such person's authority to sign this Agreement.

         3.3. Indemnification. The Party agrees to indemnify and hold harmless the Buyer and its officers, directors and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Party to comply with any covenant or agreement made by the Party in this Article 3 or in any other document furnished by the Party to any of the foregoing in connection with the Party's acquisition of the Shares.

                                   ARTICLE 4.

                BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1. Representations, Warranties and Covenants of Buyer. The Buyer represents, warrants and covenants to the Seller that the statements contained in this Article 4 will be performed, and will be correct and complete as of the Closing Date.

               a. Organization of the Buyer. The Buyer is a corporation formed under the laws of the State of Colorado.

               b. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

               c. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice that has not been given under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                                   ARTICLE 5.

                               CONDITIONS TO CLOSE

         5.1. Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to satisfaction of the following conditions:

               a.  Representations  and  Warranties.   The  representations  and
          warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

               b. No Litigation. No material action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency or any federal, state, local or foreign jurisdiction against any Seller other than that described in 3.1e. of this Asset Purchase Agreement;

               c. Release of Security Interest. The Buyer has executed a certified check, payable to First Bank, for the purposes of paying in-full, the business loan to Kevin Barker, loan number 951-4902, and has received in exchange a promissory note and Pledge and Security Agreement, giving Buyer a first priority security interest in the shares issued to Laser Storm of Longmont. Buyer, upon execution of said documents and the Asset Purchase Agreement, will present First Bank with the certified check and will receive in return a photocopy of the note, marked "paid" and the UCC 3 releasing the secured interests on the subject assets held for the benefit of First Bank and the Small Business Administration ("SBA"). First Bank, having been paid in-full for said Loan, will, as soon as practicable, take all actions necessary to release their security interests, liens and any other encumbrances of any kind on the Purchased Assets and it shall be the obligation of Seller to insure that First Bank does release all security interest that it or the U.S. Small Business Administration have in said assets;

               d. Additional Documents. The Seller shall have executed a promissory note in favor of the Buyer and shall have pledged a security interest in the Shares to the Buyer;

               e. Seller's Certificate. The Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in this Section 5.1 are satisfied in all respects; and

               f. Form of Documents Satisfactory. All actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and sub stance to the Buyer and its counsel.

The Buyer may, at its sole  election,  waive any  conditions  specified  in this
Section 5.1 if it executes a writing so stating at or prior to the Closing.

         5.2. Conditions to Obligations of the Seller. The obligations to be performed by the Seller to consummate the transactions, in connection with the Closing, are subject to satisfaction of the following conditions:

               a.  Representations  and  Warranties.   The  representations  and
          warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

               b. Litigation. No material action, suit or proceeding shall be pending or threatened against Buyer before any court or quasi-judicial or adminis trative agency or any federal, state, local or foreign jurisdiction in which an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no such judgment, order, decree, stipula tion, injunction or charge shall be in effect;

               c. Buyer's Certificate. The Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in this Section 5.2 are satisfied in all respects;

               d. Release of Security Interest. The Loan from the Bank, guaranteed by SBA, shall have been paid in-full and the Bank and the SBA will as soon as practicable after the Loan has been paid, take all actions necessary to release their security interests, liens and any other encumbrances of any kind on the Purchased Assets; and

               e. Form of Documents Satisfactory. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller and its counsel.

The Seller may, at its sole discretion,  waive any conditions  specified in this
Section 5.2 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE 6.

                           INDEMNIFICATION PROVISIONS

         6.1. Indemnification of Seller. The Buyer agrees to indemnify the Seller from and against the entirety of any charges, complaints, actions, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs, which the Seller may suffer resulting from, arising out of or relating to or caused by:

               a. The breach of any of the Buyer's representations, warranties and covenants contained in the Agreement;

               b. Any liability under the Lease or any Contract expressly assumed by the Buyer under this Agreement for which a claim is asserted against the Seller and the events on which the claim is based occurred after the Closing; and

               c. Any liability relating to environmental problems, hazards or liability on the Real Property for which a claim is asserted against the Seller and the events on which the claim is based occurred after the Closing.

         6.2. Indemnification of Buyer. The Seller agrees to indemnify the Buyer from and against the entirety of any charges, complaints, actions, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs, which the Buyer may suffer resulting from, arising out of or relating to or caused by:

               a. The breach of any of the Seller's representations, warranties and covenants contained in the Agreement;

               b. Any liability under any Contract or otherwise not expressly assumed by the Buyer under this Agreement for which a claim is asserted against the Buyer; and

               c. Any matter relating to environmental problems, hazards or liability on the Real Property the cause of which occurred prior to the Closing.

         6.3. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty, covenant or contract.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1. Survival. All of the representations, warranties and covenants of the Buyer and the Seller contained in this Agreement shall survive the Closing.

         7.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         7.3. Entire Agreement. This Agreement, including the Exhibits and documents referred to herein, constitutes the entire Agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

         7.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other party.

         7.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7.6. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7. Notices. All notices, requests, demands, claims or other communications shall be given in writing or by electronic facsimile. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below and a copy of the communication is sent by electronic facsimile to the FAX number shown:

               a. If to Buyer:

                         Laser Storm,  Inc.
                         7808 Cherry Creek South Drive, Unit 301
                         Denver, Colorado 80231
                         Fax: (303) 751-1283

                   With a copy to:

                         Hopper and Kanouff, P.C.
                         1610 Wynkoop Street, Suite 200
                         Denver, Colorado 80202
                         Attention: Thomas S. Smith, Esq.
                         Fax:  (303) 892-0457

                b. If to Seller:

                         Kevin J. Barker
                         2051 Emerald Drive
                         Longmont, Colorado 80501
                         Fax:  (303) 678-9998

Any party may change the address to which notices are to be delivered by giving the other party notice in a manner herein set forth.

         7.8. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the state of Colorado.

         7.9. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         7.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable under law in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reform the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closer to expressing the intentions of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which judgment may be appealed.

         7.11. Expenses. Each of the parties hereto will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except for those agreed to be borne by the Seller as set forth in Section 2.3(a) above.

         7.12. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         7.13. Further Assurances. From time to time after the Closing, the Seller shall, if reasonably requested by the Buyer, make, execute and deliver to the Buyer such additional assignments, bills of sale, or other instruments of transfer as may be necessary or proper to transfer to the Buyer all of the Seller's right, title and interest in and to any of the Purchased Assets. The Buyer shall likewise execute and deliver to the Seller any instruments or documents necessary to carry out the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         LASER STORM, INC.


                                         By: /s/ William R. Bauerle
                                             ----------------------------------
                                         Its: President


                                         LASER STORM OF LONGMONT, INC.


                                         By: /s/ Kevin J. Barker
                                            -----------------------------------
                                         Its: President

                                         Taxpayer I.D. Number 84-1336063


                                         CBS HOMES, INC.


                                         By: /s/ Kevin J. Barker
                                            ----------------------------------
                                         Its: President
                                         Taxpayer I.D. Number



                                         /s/ Kevin J. Barker
                                         --------------------------------------
                                         KEVIN J. BARKER, Individually
                                         Social Security Number


                                         Approved and Agreed to:

                                         Laidlaw Equities, Inc.


                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                    EXHIBIT G



                             SECURED PROMISSORY NOTE

U.S. $46,380.13                                                 Denver, Colorado
                                                                   July 23, 1996

         FOR VALUE RECEIVED, Kevin J. Barker, an individual, and Laser Storm of Longmont, Inc., a Colorado corporation (collectively "Maker") promise to pay to the order of Laser Storm, Inc., a Colorado corporation, having an address at 7808 Cherry Creek South Drive, Unit 301, Denver, Colorado 80231, or its successors or assigns (sometimes referred to herein as "Holder"), the principal sum of Forty-six thousand, three hundred-eighty Dollars and thirteen cents (U.S. $ 46,380.13) with interest from the date hereof, at the rate eight percent (8%) per annum ($10.165508 per day), amortized until 90 days after the Registration Date, as defined in the Asset Purchase Agreement, of the 32,500 shares of Laser Storm, Inc.'s $0.001 per value common stock issued to Maker and payable in one lump sum of principal and interest of Forty-eight thousand two hundred nine dollars and ninety-two cents ($ 48,209.92), with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable on the 91st day after the Registration Date of said shares.

         All payments shall be payable to Holder at the address set forth above, or at such other place as Holder hereof may designate from time to time in writing.

         All payments shall be first applied to the payment of interest due hereunder, then to the payment of any other sums payable hereunder and finally to the principal amount then remaining unpaid.

         The indebtedness evidenced by this Note may be prepaid in whole or in part without notice, penalty or premium.

         If any payment due hereunder is not received by Holder on or before the 10th day after such payment is due, then Maker shall be deemed in default hereunder.

         This Note is secured by a first-in-priority perfected security interest in 32,500 shares ("Shares") of common stock of Laser Storm, Inc. issued to Maker and pledged in accordance with a Pledge and Security Agreement dated of even date herewith. All proceeds from a sale of said shares shall first be applied to the payment of this loan until paid in full. Any breach of said Pledge and Security Agreement shall constitute a default hereunder.

         In the event Maker shall default in any of the payments due hereunder or any other obligations owed to Holder or their successors or assigns, the full amount remaining unpaid hereunder, together with all accrued and unpaid default interest thereon shall, at the option of the Holder, be accelerated and become immediately due and payable. It is further agreed that any unpaid balance shall bear interest at the lesser of 18% per annum or the maximum rate permitted by the laws of the State of Colorado, from the date of default until paid in full.

         Maker, endorsers and other persons liable hereunder expressly grant to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against any such person or to otherwise discharge such person; and each such Maker, endorser or other persons liable hereunder agrees that the exercise of such rights by the Holder will have no effect upon the liability of any other person liable hereunder. Maker, endorsers or other persons liable hereunder, waive(s) delinquency in collection, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor and all duties or obligations of Holder to effect, protect, perfect, retain or enforce any security for payment of this Note or to proceed against any collateral before otherwise enforcing this Note. This Note shall be the joint and several obligation of each person comprising the Maker, endorsers or other persons liable hereunder and shall be binding upon them, their personal representatives, heirs, successors and assigns. Furthermore, Maker, endorsers or other persons liable hereunder agree that the time for payment hereunder may be extended from time to time by Holder without in any way affecting the liability of the Maker, endorsers or other persons liable hereunder.

         Maker, endorsers and all other persons liable hereunder unconditionally guarantee(s) prompt satisfaction when due, whether by acceleration or otherwise, of the entire outstanding principal balance and all accrued and unpaid interest, and amounts of any additional advancements of this Note, and further agree(s) to immediately pay to Holder hereof, upon demand, all losses, costs and expenses (including attorneys' fees) incurred by Holder for collection and enforcement of this Note in the event of default or otherwise.

         Each individual executing this Note represents and warrants that he or she duly is authorized to execute and deliver this Note on behalf of the person or entity for which he or she is so executing and that this Note is binding upon the undersigned Maker in accordance with its terms, except to the extent that enforcement of remedies is limited by applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally.

         This Note shall be interpreted and enforced in accordance with the laws of the State of Colorado. In the event of default, Maker consents to the enforcement of this Note in the District Court for the City and County of Denver, Colorado, and waives any rights to contest venue or jurisdiction of that court.

                                            MAKER:


                                            /s/ Kevin J. Barker
                                            ---------------------------------
                                            Kevin J. Barker, Individually


                                            LASER STORM OF LONGMONT, INC.


                                            By: /s/ Kevin J. Barker
                                               -------------------------------
                                               Kevin J. Barker, President

                                    EXHIBIT H

                          PLEDGE AND SECURITY AGREEMENT


         Debtor for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agrees as follows:

         1. Definitions. The following terms used in this Security Agreement - Pledge are defined as follows:

               a. "Agreement" shall mean this Security Agreement - Pledge.

               b. "Pledgee" shall mean Laser Storm, Inc.

               c. "Debtor" shall mean Kevin J. Barker and Laser Storm of Longmont, Inc., collectively.

               d. "Collateral" shall mean:

                         (1)  32,500  shares  of  the  Pledgee's   common  stock
                    evidenced by Stock Certificate No. 0242, and issued in the name of Laser Storm of Longmont;

                         (2) and the proceeds, products and accessions of and to
                    any of the foregoing and any substitution therefor or additions thereto.

               e. "Obligations" shall mean:

                         (1) all  obligations  of Debtor to Pledgee as evidenced
                    by that certain Promissory Note dated of even date herewith, in the principal amount of $46,380.13; and

                         (2) all other obligations of Debtor to Pledgee,  direct
                    or indirect, absolute or contingent, now existing or hereafter arising, including the performance and observance of any term or condition of this Agree ment, and

                         (3) all  expenditures  made or  incurred  by Pledgee to
                    protect and maintain the Collateral and to enforce Pledgee's rights under this Agreement, as more fully set forth herein, including reasonable attorneys' fees.

         2. Security Interest. Debtor hereby grants to Pledgee a security interest in the Collateral. The security interest is given to secure the payment and performance of the Obligations.

         3.  Warranties and  Representations.  Debtor warrants and represents to
Pledgee:

          a. Debtor has title to the Collateral free and clear of all liens, security interests, restrictions, set offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent;

          b. The Collateral is enforceable in accordance with its terms, is genuine and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be; and

          c. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement.

         4.  Covenants of Debtor.

          a. Pledgee shall also have a security interest in all securities and other property, rights or interest of any description at any time issued or issuable as an addition to, in substitution or exchange for or with respect to the Collateral, including without limitation, shares issued as dividends or as a result of any reclassification, split-up or other corporate reorganization. Debtor shall hold in trust for and deliver promptly to Pledgee, in the exact form received, all such securities or other property which comes into the possession, custody or control of Debtor. Upon demand, Debtor shall execute, sign and endorse all proxies, applications, acceptances, stock powers, chattel paper documents, instruments and other evidences of payment or writings constituting or relating to any of the Collateral or any such other property. All assignments and endorsements by Debtor shall be in such form and substance as may be satisfactory to Pledgee, and Debtor hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto.

          b. Debtor shall not sell or assign any of the Collateral and shall keep it free of liens, security interests and adverse claims other than the security interest created by this Agreement and shall defend the Collateral against the claims and demands of all persons, and shall pay promptly all taxes and assessments with respect to the Collateral.

          c. At Pledgee's option, Pledgee may discharge taxes, liens, security interests and other claims against the Collateral and may pay for the maintenance, preservation and protection thereof, including costs and expenses incidental to any actions undertaken by Pledgee to protect the Collateral. Any such payments by Pledgee shall be indebtedness of Debtor to Pledgee, secured by the Collateral.

         5.  Rights of Pledgee.

          a. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Pledgee takes such action for that purpose as Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. Pledgee shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve or maintain any security interest given to secure the Collateral.

          b. In Pledgee's discretion and without notice to Debtor, Pledgee may take any one or more of the following actions, without liability except to account for property actually received by Pledgee:

               (1) After default, transfer to or register in Pledgee's name or the name of Pledgee's nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon or hold them or apply them to the Obligations in any order of priority;

               (2) After default, exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral so registered or transferred, including all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof;

               (3) Exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as Pledgee may determine;

               (4) In Pledgee's name or in the name of Debtor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of Debtor;

               (5) Make any compromise or settlement deemed advisable with respect to any of the Collateral;

               (6) Renew, extend or otherwise change the terms and conditions of any of the Collateral or the Obligations;

               (7) Take or release any other collateral as security for any of the Collateral or the Obligations;

               (8) Add or release any guarantor, endorser, surety or other party to any of the Collateral or Obligations; and

               (9) Sue on, obtain judgment on or compromise on any of the Collateral.

          c. Pledgee shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Pledgee in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.

         6. Default. There shall be a default under this Agreement upon the happening of any of the following events or conditions:

          a. Default in the due payment, performance or observance of any of the Obligations;

          b. Any warranty, representation or statement of Debtor in this Agreement, or otherwise, made or furnished to Pledgee by or on behalf of Debtor, proves to have been false in any material respect when made or furnished;

          c. Any event which results in the acceleration of the indebtedness of Debtor to Pledgee;

          d. The seizure or taking of any Collateral by any governmental or similar authority or the issuance of a writ, order of attachment or garnishment with respect thereto; or

          e. Good faith belief by Pledgee that the Obligations are inadequately secured or that the prospect of payment, performance or observance of any of the Obligations is impaired.

         7. Remedies.

          a. Upon the occurrence of any default Pledgee may without notice or demand declare any of the Obligations immediately due and payable and this Agreement in default and thereafter Pledgee shall have the remedies of a secured party under the Uniform Commercial Code as then in effect in Colorado, including without limitation, the right to take possession of any of the Collateral not then in Pledgee's possession. If notice is required by law, five days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to Debtor. No such notice is necessary if the Collateral is perishable, threatens to decline speedily in value or of a type customarily sold on a recognized market. The proceeds of any sale or other disposition of the Collateral may be applied to the Obligations in any order of priority.

          b. If Pledgee in good faith believes that the Securities Act of 1933, as amended, or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, Pledgee may sell such Collateral privately or in any other manner deemed advisable by Pledgee at such price or prices as Pledgee determines in Pledgee's sole discretion. Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Pledgee may result in a lower sales price than if the sale were otherwise held.

         8. General.

          a. No default shall be waived by Pledgee except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

          b. Pledgee may assign, transfer or deliver any of the Collateral to any transferee of any of the Obligations and thereafter shall be fully discharged from all responsibility with respect to such Collateral. The transferor shall be vested with all the powers and rights of Pledgee hereunder with respect to such Collateral, but Pledgee shall retain all rights and powers hereunder with respect to any of the Collateral remaining.

          c. Any consent, notice or other communication required or contemplated by this Agreement shall be in writing. If intended for Debtor, it shall be deemed given if mailed, postage prepaid, to Debtor at the address given on the front page of this Agreement or at such other address given by notice herein provided. If intended for Pledgee, it shall be deemed given only if actually received by Pledgee.

          d. This Agreement shall be construed under and governed by the laws of Colorado.

          e. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in Colorado shall have the meanings therein stated.

          f. All rights of Pledgee under this Agreement shall be cumulative and shall inure to the benefit of Pledgee's successors and assigns. All obligations of Debtor hereunder shall be binding upon the heirs, legal representatives, successors and assigns of the Debtor.

Dated:  7/23/96


                                             /s/ Kevin J. Barker
                                             ---------------------------------
                                             Kevin J. Barker, Individually


                                             LASER STORM OF LONGMONT, INC.


                                             /s/ Kevin J. Barker
                                             ---------------------------------
                                             Kevin J. Barker, President